Exhibit 99.1

NEWS RELEASE

For Immediate Release

One American Row
                                                                                                                                                       PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com
Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Files 2012 Form 10-K Containing GAAP Financial Restatement

Hartford, Conn., April 1, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) announced the filing of its restatement of previously issued audited financial statements as part of its Annual Report on Form 10-K for the year ended December 31, 2012 (“2012 Form 10-K”) with the U.S. Securities and Exchange Commission (“SEC”). The 2012 Form 10-K was filed before the opening of the market on April 1, 2014.

“Now that we have filed the 2012 Form 10-K, we are focused on becoming a timely SEC filer,” said James D. Wehr, president and chief executive officer. “The restatement has been a significant and complex undertaking, involving a number of periods and many adjustments. We are already taking action to address some of the control and financial reporting issues identified and have plans to remediate the others.”

Mr. Wehr continued, “While the impact of the restatement was significant, we believe Phoenix’s financial position, including capital and liquidity, remains strong. Our business continued to progress even while the restatement was under way, with new product launches and investments in service and technology that are helping us better serve our distributors and policyholders.”
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The 2012 Form 10-K contains GAAP audited financial statements for the years ended Dec. 31, 2012, 2011 and 2010 and interim GAAP unaudited financial information for each quarter during 2012 and 2011. The 2012 Form 10-K also restates and corrects the following:

●
the audited consolidated balance sheet as of Dec. 31, 2011 and consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows for each of the years ended Dec. 31, 2011 and 2010;

●	the selected financial data as of and for each of the years ended Dec. 31, 2011, 2010, 2009 and 2008;
●
the unaudited consolidated statements of comprehensive income, unaudited consolidated balance sheets, unaudited statements of cash flow and unaudited statements of changes in stockholders’ equity for the year-to-date periods ended March 31 and June 30, 2012; and

●	the unaudited consolidated statements of comprehensive income for each of the quarterly periods ended March 31 and June 30, 2012 and in fiscal year 2011.
Phoenix announced the restatement on Nov. 8, 2012 and, prior to today’s filing, had not filed a periodic report with the SEC since its second quarter 2012 Form 10-Q.

RESTATEMENT IMPACT

Phoenix initiated the restatement process to correct certain errors relating to the classification of items on the consolidated statement of cash flows for the nine months ended September 30, 2012 and previously reported periods. Management then initiated a comprehensive internal review of the company’s historical financial information and identified additional errors. In the resulting restatement, the company adjusted for the impact of these errors, recorded previously identified out-of-period errors that were previously determined not to be material individually or in the aggregate, and amended the financial statements for the impact of the retrospective adoption of amended accounting guidance.

The audited after-tax impact of the restatement on total stockholders’ equity through June 30, 2012 was $294.3 million. The change from the previously disclosed unaudited estimated pre-tax impact of $250 million was primarily the result of additional shadow accounting adjustments. The impact of errors and the retrospective adoption of amended accounting guidance on total stockholders’ equity, income (loss) from continuing operations, and net income (loss) attributable to The Phoenix Companies, Inc. is presented in the following tables:

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Impact on total stockholders’ equity
($ in millions)
Period	As previously reported	Correction of errors1	Adjusted prior to the retrospective adoption	Retrospective adoption2	As restated and amended
Year ending 12/31/2010	$1,155.5	$(151.0)	$1,004.5	$(204.1)	$800.4
Year ending 12/31/2011	$1,126.2	$(264.0)	$862.2	$(166.5)	$695.7
Year-to-date 6/30/2012	$946.6	$(294.3)	$652.3	--	$652.3

Impact on income (loss) from continuing operations
($ in millions)
Period	As previously reported	Correction of errors1	Adjusted prior to the retrospective adoption	Retrospective adoption2	As restated and amended
Year ending 12/31/2010	$(24.6)	$(36.2)	$(60.8)	$29.5	$(31.3)
Year ending 12/31/2011	$30.1	$(62.1)	$(32.0)	$22.4	$(9.6)
Year-to-date 6/30/2012	$(14.5)	$(28.6)	$(43.1)	--	$(43.1)

Impact on net income (loss) attributable to The Phoenix Companies, Inc.
($ in millions)
Period	As previously reported	Correction of errors1	Adjusted prior to the retrospective adoption	Retrospective adoption2	As restated and amended
Year ending 12/31/2010	$(12.6)	$(51.3)	$(63.9)	$29.5	$(34.4)
Year ending 12/31/2011	$8.1	$(61.2)	$(53.1)	$22.4	$(30.7)
Year-to-date 6/30/2012	$(21.3)	$(27.6)	$(48.9)	--	$(48.9)

1 Adjustments related to the correction of errors reflect amounts prior to the retrospective adoption of amended guidance to ASC 944, Financial Services – Insurance (ASU 2010-26).

2 Adjustments related to the retrospective adoption of amended guidance to ASC 944, Financial Services – Insurance (ASU 2010-26), have been updated from those originally disclosed in the First Quarter 2012 Quarterly Report on Form 10-Q filing to reflect the correction of errors identified related to the adoption of the amended guidance as well as indirect impact of the correction of errors associated with the restatement.

Phoenix assessed its disclosure controls and procedures and internal control over financial reporting during the course of the restatement and reported multiple material weaknesses in its 2012 Form 10-K. The material weaknesses included deficiencies in the period-end financial reporting process, insufficient complement of personnel with a level of accounting knowledge commensurate with the company’s financial reporting requirements, and ineffective monitoring and review activities. The company did not identify any instances of fraud or intentional misrepresentation in the preparation of the financial statements that have been restated.

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Phoenix has already implemented or developed plans to implement a number of remedial actions to address these weaknesses. The company will continue to evaluate and work to improve its internal control over financial reporting and may take additional measures or modify the remediation plan in the future.

ADDITIONAL RESTATEMENT UPDATES

NYSE Listing

On Jan. 28, 2014, Phoenix announced that it received an extension for continued listing and trading of the company’s common stock on the New York Stock Exchange (NYSE) through April 3, 2014, before which the company was expected to file its 2012 Form 10-K with the SEC. Phoenix believes that it achieves compliance with the NYSE’s continued listing requirements with today’s filing of its 2012 Form 10-K.

Phoenix expects to receive a notice from the NYSE regarding its previously announced failure to timely file its 2013 Form 10-K. As a result of the delay, Phoenix expects that it will be subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual, under which the NYSE would initially monitor the status of the 2013 Form 10-K and related public disclosures for up to a six month period from its due date.

Filing Timetable

On March 21, 2014, Phoenix announced a filing timetable for its delayed SEC reports that includes a filing date for its 2012 Form 10-K by March 31, 2014 and its 2013 Form 10-K by June 4, 2014. The timetable leads up to a timely filing of its second quarter 2014 Form 10-Q. The company expects to be a current filer with the filing of its third quarter 2013 and third quarter 2014 Forms 10-Q. The timetable provides that the company may file its 2013 Forms 10-Q after filing its 2013 Form 10-K.

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FULL YEAR 2012 RESULTS

In addition to reporting net income (loss), the company’s 2012 Form 10-K reports net income (loss) attributable to The Phoenix Companies, Inc., which excludes net income (loss) attributable to noncontrolling interests.

Phoenix reported a net loss attributable to The Phoenix Companies, Inc. of $168.5 million for full year 2012. The major drivers of the loss were:

●
A $92.8 million charge stemming from the company’s annual actuarial assumption review conducted in the third and fourth quarters of 2012 in which interest rate assumptions were lowered.  The review included the following:

o	a $44.1 million increase in universal life (UL) reserves related to the lower interest rate assumptions; and
o	a $55.2 million deferred acquisition cost unlocking for traditional and UL product lines, offset by $6.5 million of positive reserve adjustments.
Previously, in November 2012, the company disclosed an estimated $63.4 million charge resulting from this annual actuarial assumption review.

●	An additional $46.0 million increase in UL reserves, also reflecting the continued low interest rate environment.
●	A $20.4 million impact from an increase in reserves for future guaranteed withdrawal benefit payments in the fixed indexed annuity block made in the third quarter of 2012.

“The loss in 2012 reflected a substantial impact from increases in UL reserves and changes from our annual actuarial assumption review.  At the same time, the fundamentals of the business continued to perform, including long-term mortality, strong investment income and historically normal persistency levels. While 2012 mortality was unfavorable, our four-year experience through 2013 was favorable. Overall, 2012 was a challenging year, but Phoenix is a strong franchise that continues to demonstrate its resilience,” Mr. Wehr said.

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Consolidated Statements of Income ($ in millions, except per share data)	2012	2011
		As restated
		and amended
REVENUES:
Premiums	$402.3	$448.7
Fee income	556.2	596.8
Net investment income	829.3	822.9
Net realized investment gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(51.7)	(65.3)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	22.9	38.5
Net OTTI losses recognized in earnings	(28.8)	(26.8)
Net realized investment gains (losses), excluding OTTI losses	18.3	(5.3)
Net realized investment gains (losses)	(10.5)	(32.1)
Gain on debt repurchase	11.9	0.2
Total revenues	$1,789.2	$1,836.5

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	$1,166.1	$1,137.0
Policyholder dividends	294.8	259.2
Policy acquisition cost amortization	200.0	157.9
Interest expense on indebtedness	30.8	31.8
Other operating expenses	253.5	247.9
Total benefits and expenses	$1,945.2	$1,833.8
Income (loss) from continuing operations before income taxes	(156.0)	2.7
Income tax expense (benefit)	(3.7)	12.3
Income (loss) from continuing operations	(152.3)	(9.6)
Loss from discontinued operations, net of income taxes	(15.6)	(21.6)
Net loss	(167.9)	(31.2)
Less: Net income (loss) attributable to noncontrolling interests	0.6	(0.5)
Net loss attributable to The Phoenix Companies, Inc.	$(168.5)	$(30.7)

LOSS PER SHARE: (1)
Loss from continuing operations – basic	$(26.40)	$(1.65)
Loss from continuing operations – diluted	$(26.40)	$(1.65)
Loss from discontinued operations – basic	$(2.70)	$(3.71)
Loss from discontinued operations – diluted	$(2.70)	$(3.71)
Net loss attributable to The Phoenix Companies, Inc. – basic	$(29.20)	$(5.28)
Net loss attributable to The Phoenix Companies, Inc. – diluted	$(29.20)	$(5.28)
Basic weighted-average common shares outstanding (in thousands)	5,770	5,815(2)
Diluted weighted-average common shares outstanding (in thousands)	5,770	5,815(2)
(1)	All share amounts for all periods reflect the 1-for-20 reverse stock split, which was effective August 10, 2012.
(2)	Weighted-average common shares outstanding have been updated to reflect the impact of an error, which had no material impact to EPS information, basic or diluted, for any period presented.

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Consolidated Balance Sheets ($ in millions, except share data)	2012	2011
		As restated
		and amended
ASSETS:
Available-for-sale debt securities, at fair value (amortized cost of $11,718.0 and $11,267.0)	$12,656.0	$11,797.0
Available-for-sale equity securities, at fair value (cost of $27.5 and $32.6)	34.8	35.7
Limited partnerships and other investments	577.3	565.3
Policy loans, at unpaid principal balances	2,354.7	2,379.3
Derivative instruments	157.4	162.2
Fair value investments	201.5	184.0
Total investments	$15,981.7	$15,123.5
Cash and cash equivalents	246.4	168.2
Accrued investment income	170.3	175.6
Receivables	666.5	648.6
Deferred policy acquisition costs	902.2	1,119.2
Deferred income taxes, net	49.4	120.6
Other assets	243.1	230.1
Discontinued operations assets	53.7	85.3
Separate account assets	3,316.5	3,816.9
Total assets	$21,629.8	$21,488.0

LIABILITIES:
Policy liabilities and accruals	$12,656.7	$12,631.4
Policyholder deposit funds	3,040.7	2,432.2
Dividend obligations	1,003.6	752.5
Indebtedness	378.8	426.9
Other liabilities	674.6	658.0
Discontinued operations liabilities	48.4	74.4
Separate account liabilities	3,316.5	3,816.9
Total liabilities	$21,119.3	$20,792.3

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.7 million and 5.8 million shares outstanding(1)	$0.1	$1.3
Additional paid-in capital	2,633.1	2,630.5
Accumulated other comprehensive loss	(249.3)	(230.7)
Accumulated deficit	(1,697.2)	(1,528.7)
Treasury stock, at cost: 0.7 million and 0.6 million shares(1)	(182.9)	(179.5)
Total The Phoenix Companies, Inc. stockholders’ equity	503.8	692.9
Noncontrolling interests	6.7	2.8
Total stockholders’ equity	510.5	695.7
Total liabilities and stockholders’ equity	$21,629.8	$21,488.0
(1)	All share amounts for all periods reflect the 1-for-20 reverse stock split, which was effective August 10, 2012.

CONFERENCE CALL

The Phoenix Companies, Inc. will host a conference call on Thursday, April 3, 2014 at 10 a.m. EDT to present information on Phoenix’s restatement, 2012 financial results and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, under “Investor Relations.” The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through April 18, 2014 by telephone at 402-998-1073 (Passcode: 5505) and on the company’s website.

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ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York.  For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the administrative order entered by the SEC with respect to the Company and its wholly-owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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